Exhibit 10.3

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such omissions are designated as ***.

Confidential
3 Aug 2011

DEVELOPMENT SERVICES AND CLINICAL SUPPLY AGREEMENT

Between

GLAXOSMITHKLINE LLC

And

UNIGENE LABORATORIES, INC.

Confidential
3 Aug 2011

DEVELOPMENT SERVICES AND CLINICAL SUPPLY AGREEMENT

THIS DEVELOPMENT SERVICES AGREEMENT (this “Agreement”) is entered into as of this August 3, 2011 (the “Effective Date”), by and between GlaxoSmithKline LLC, a Delaware limited liability company (“GSK”), and Unigene Laboratories, Inc., a Delaware corporation (“Unigene”).  GSK and Unigene are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, GSK and Unigene entered into that certain License Agreement, dated as of April 13, 2002, as the same was amended from time to time (the “Original Agreement”), which provided for the exclusive license grant from Unigene to GSK to discover, develop, make, have made, market, sell and import certain Licensed Products (as defined below) throughout the world under Unigene Patent Rights and Unigene Know-How;

WHEREAS, GSK and Unigene entered into that certain Amended and Restated License Agreement, dated December 10, 2010, to provide, among other things, for Unigene to conduct the Phase II Development Plan (as defined therein) (the “License Agreement”);

WHEREAS, GSK and Unigene desire to enter into this Agreement pursuant to which Unigene will undertake certain Phase III development and manufacturing activities related to the API and Licensed Product; and

WHEREAS, Unigene desires to provide the development services to GSK and GSK desires to purchase development services from Unigene in accordance with the terms and conditions of this Agreement and the applicable Statement(s) of Work.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements, representations, warranties and obligations expressed herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
DEFINITIONS.  Capitalized terms used in this Agreement but not defined below or elsewhere in this Agreement shall, for purposes of this Agreement, have the meaning provided therefor in the License Agreement.

1.1
“Batch” shall mean a defined quantity of API that (i) is intended to have uniform character and quality, and (ii) is manufactured in accordance with the applicable SOW and Quality Agreement during the same cycle of manufacture.

1.2	“Batch Records” shall mean all documentary evidence, in electronic or hard-copy form, of all activities required to manufacture, process, test, label, store and package a Batch.

1.3
“CMC Section” shall mean the entire Chemistry, Manufacturing and Controls section of a regulatory submission document included in (a) an NDA as set forth in 21 C.F.R. § 314.50 or (b) an IND as set forth in 21 C.F.R. § 312.23.

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3 Aug 2011

1.4
“Current Good Manufacturing Practices” or “cGMP” shall mean all regulatory requirements for process development and manufacture of active pharmaceutical ingredients, intermediates, bulk drug products or finished pharmaceutical products, including (i) the United States current Good Manufacturing Practices promulgated by the FDA under the United States Food, Drug and Cosmetic Act, 21 C.F.R. §§ 210, 211, and 600 and any successor provision thereto; (ii) Good Manufacturing Practices for medicinal products as defined within EC Directive 2003/94/EC and the associated EU Guidelines to Good Manufacturing Practice; and (iii) the ICH Guideline for Industry Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, in each case as in effect at the Effective Date and as amended, promulgated or accepted from time to time during the Term.

1.5	“Deliverables” shall mean all work product specifically identified as a deliverable in the applicable SOW.

1.6	“Development Facility” shall mean, with respect to any Services, Unigene’s facility that is used to provide such Services as identified in the applicable SOW.

1.7
“Master Batch Records” or “MBR” shall mean the formal set of instructions setting forth the procedure to be followed for the production of the API, including, but not limited to, the history of each Batch from the raw material stage through and until completion of the Batch, and a complete list of all active and inactive ingredients, components, weights and measures, descriptions of containers, closures, packaging materials, and labeling and complete specifications for the API.

1.8
“Materials” shall mean any or all chemical substances, components, labels, packaging materials, and other consumable materials used (i) in the development of API and/or Licensed Product and (ii) the manufacture of Phase III API under the applicable SOW.

1.9
“Quality Agreement” shall mean a quality agreement setting forth the regulatory responsibilities of the Parties with respect to the cGMP manufacturing activities for API, including, without limitation, terms and conditions relating to (i) the quality, safety, efficacy, identity, strength and purity of the API supplied to GSK under such SOW, (ii) the respective roles and responsibilities of GSK and Unigene relating to cGMP, quality control, quality assurance, materials, and standards under other applicable laws, and (iii) procedures for resolving quality related disputes.

1.10
“Services” shall mean all services to GSK as specified in an SOW, which may, if specified in an SOW, be conducted by Unigene for include API process development, Licensed Product development, API analytical development and validation, API scale-up, and manufacturing Phase III API.  For the avoidance of doubt, Services shall not include validation/commercial supply.

1.11          “SOW Effective Date” shall have the meaning set forth in the applicable SOW.

1.12
“Specifications” shall mean the specifications for the manufacture of the API for the required quality and characteristics of the API agreed between the Parties in writing and attached as a schedule to the applicable SOW (as the same may be subsequently amended by the mutual written agreement of the Parties).

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3 Aug 2011

Each of the following definitions is found in the body of this Agreement, or elsewhere, as indicated below:

Defined Term	Section

“Agreement”	Preamble
“Budget and Payment Schedule”	7.1
“Certificate of Analysis” or “COA”	4.6.2
“Effective Date”	Preamble
“GSK Indemnitees”	13.1
“Hazardous Materials”	12.1.6
“Indemnitee”	13.3
“Indemnitor”	13.3
“License Agreement”	Recitals
“Original Agreement”	Recitals
“Party” or “Parties”	Preamble
“Phase III Development Services”	3.3.1
“Records”	5.1
“Rejections Notice”	4.6.3
“Reports”	5.2
“Statement of Work” or “SOW”	2.1
“SOW Term”	11.2
“Term”	11.1
“Unigene Indemnitees”	13.2

2.	STATEMENT OF WORK.

2.1
General.  GSK hereby engages Unigene and Unigene hereby accepts GSK’s engagement to perform the Services relating to the API and/or Licensed Product, as described in each Statement of Work issued under this Agreement, a form of which is attached hereto and incorporated herein as Schedule 2.1 (each, a “Statement of Work” or “SOW”).  Each SOW under this Agreement shall be issued in writing and shall reference this Agreement and shall not become effective until such SOW is signed by authorized representatives of both GSK and Unigene.  For the avoidance of doubt, neither Party shall be obligated to enter into any SOW with the other Party.

2.2
Integration and Priority of Documents.  Each SOW that is entered into under this Agreement shall be governed by the terms of this Agreement and is hereby made part of and incorporated into this Agreement.  Each SOW and this Agreement shall collectively, independent from other SOWs, constitute the entire agreement for the Services described in such SOW.  In the event of a conflict between this Agreement and an SOW, the terms of this Agreement shall prevail, unless such SOW expressly states that the specific provision of this Agreement is modified by the SOW.

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3 Aug 2011

3.	UNIGENE’S OBLIGATIONS.

3.1
General.  Upon execution of any SOW, Unigene shall, in addition to any specific obligations set forth in this Agreement or such SOW, use its Commercially Reasonable Efforts to provide the Services pursuant to such SOW and this Agreement and to satisfy GSK’s objectives, applicable Specifications, instructions and guidelines, all as set forth in the applicable SOW, including, without limitation, meeting the timelines and budget established in the SOW.

To the extent that Unigene does not have such rights under the License Agreement, GSK hereby grants to Unigene the right to use the Licensed Technology solely to the extent necessary for Unigene to fulfill its obligations under the this Agreement and any SOW.

3.2	Compliance with SOW; Professional Standards.

3.2.1	Unigene shall ensure that any personnel so assigned shall be capable of professionally and competently performing the applicable Services.

3.2.2
Unigene shall assign such scientific and technical personnel and allocate such plant capacity to perform the Services as set forth in each SOW.  To the extent the SOW does not specify scientific and technical personnel or plant capacity, Unigene shall assign such scientific and technical personnel, and shall allocate such plant capacity, as Unigene reasonably determines is reasonably and customarily necessary for a development project of the scope set forth in the applicable SOW to fulfill its obligations pursuant to this Agreement and the applicable SOW.

3.2.3
Unigene shall appoint a project manager, who will be identified in each SOW, with sufficient skills, experience and authority for each SOW, who will coordinate the applicable Services with the project manager of GSK identified in each SOW.  Should the project manager cease to be an employee of Unigene or be assigned by Unigene to a new job, Unigene shall replace the affected employee with an individual who possesses similar skills, experience and authority and promptly notify GSK in writing of such replacement.

3.3	Services’ Warranties.

3.3.1
Phase III Development Services under Statement of Work One.  Pursuant to Statement of Work One, Unigene warrants that it shall perform all Services for Phase III development activities that are specified in Statement of Work One (the “Phase III Development Services”), in accordance with (a) this Agreement, (b) Statement of Work One, (c) the License Agreement, and (d) all applicable laws.

3.3.2
Manufacture of Phase III API for Clinical Trial Supply.  The Parties contemplate entering into an additional SOW under this Agreement for the manufacture of API batches for Phase III clinical trial supply.  If Unigene and GSK shall execute such additional SOW, Unigene hereby warrants that it shall perform all API manufacturing and related obligations under such SOW in accordance with (a) cGMP, (b) the Specifications, (c) this Agreement and the applicable SOW, (d) the Quality Agreement, (e) the License Agreement, and (f) all applicable laws.  Unigene further warrants and covenants that the API shall not be adulterated or misbranded.

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3 Aug 2011

4.	DEVELOPMENT SERVICES.

4.1
Development Facility.  Unigene shall conduct the Services pursuant to this Agreement and the applicable SOW only at the Development Facility and any Third party subcontractor facilities that are specified in such SOW.  Unigene may not utilize any facility, other than the Development Facility and such Third Party subcontractor facilities specified in the SOW, for conducting any Services without obtaining GSK’s prior written consent to do so, which consent shall not be unreasonably withheld or delayed.  Unigene shall maintain the Development Facility, all personal property, equipment, machinery, and systems, in use at the Development Facility free of defects, except for defects attributable to wear and tear consistent with the age and usage of such assets, and except for such defects as do not and will not, in the aggregate, materially impair the ability to use such assets in connection with the Services.

4.2
Quality Agreement.  GSK and Unigene agree that, if requested by GSK based on the Services to be provided under the applicable SOW, the Parties shall negotiate in good faith to enter into a mutually acceptable Quality Agreement with respect to such Services, a copy of which shall be attached to SOW to which such Quality Agreement relates.  In the event of a conflict between the terms of this Agreement, any SOW or any Quality Agreement, the documents will govern in this order: (i) this Agreement, (ii) the applicable SOW and (iii) the applicable Quality Agreement.

4.3
Procurement of Materials.  Unigene shall timely procure, at its sole expense, all Materials that Unigene requires in order to performance the Services under the applicable SOW, including, without limitation, the manufacture of API.  Title to all such Materials that are incorporated into the API shall remain with Unigene until such time as title to the API is transferred to GSK.

4.4
Packaging.  The API Product shipped and delivered by Unigene to GSK under this Agreement and the applicable SOW shall be packaged, labeled and otherwise prepared for delivery in accordance with the applicable SOW, the applicable Specifications, cGMP, and all other applicable laws and regulations.

4.5	Failure to Perform.

4.5.1
In the event that Unigene becomes aware or should reasonably become aware that Unigene will not be able to successfully complete any Services in accordance with the applicable SOW (including, without limitation, the timelines), Unigene shall promptly notify GSK in writing.

4.5.2
Except with respect to “cGMP Manufacturing and Relates Activities” that shall be governed by the terms in Section 4.6, for any Services that fail in any respect to meet the requirements set forth in the applicable SOW or this Agreement, including, without limitation, any failure to meet such requirements that impacts the accuracy, completeness, validity or timely availability of any Reports or other information or documentation required to provided to GSK, Unigene shall re-perform such Services to meet the requirements set forth in the applicable SOW and this Agreement, at no additional cost to GSK.

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3 Aug 2011

4.6	cGMP Manufacturing and Relates Activities.

4.6.1
Specifications and Release Testing.  Before releasing and delivering any API to GSK, Unigene shall perform those tests for the release of the API according to the tests and testing methods specified in the Specifications set forth in the applicable SOW.

4.6.2
Certificate of Analysis; Material Safety Data Sheet.  Unigene shall provide to GSK a certificate of analysis (“COA”) with each shipment of API (i) listing the tests performed by Unigene, the Specifications and the tests results on such API, (ii) certifying the accuracy of the information provided pursuant to the foregoing in Section 4.6.2(i), (iii) certifying that such API was manufactured in accordance with cGMP and other applicable laws, and (iv) such other information as may be required under the applicable Quality Agreement.  The COA shall be in a format agreed upon by Unigene and GSK.  Unigene shall include the current Material Safety Data Sheet in a form satisfactory to GSK with each shipment of API.

4.6.3	Testing and Quality Assurance.

(a)
If Unigene becomes aware that any Batch or shipment of API is in complete in accordance with the terms of this Agreement or has an obvious defect, Unigene shall notify GSK within forty eight (48) hours (“Rejection Notice”) of becoming aware of such insufficiency or defect.  If GSK is notified by telephone or in person then such notification shall be confirmed by Unigene in writing as soon as is reasonably practicable.  Unigene shall then rectify the incomplete or defective delivery as soon as practicable but in any event sixty (60) working days running from the first (1st) date of notification of the Rejection Notice.

(b)
In the event of the discovery of a non-obvious or latent defect, Unigene shall notify GSK as soon as is reasonably practicable, but in no circumstances more than thirty (30) days from the date that Unigene becomes aware that a particular delivery of API does not or may not comply with the requirements set out in Section 3.3.2.

(c)
GSK shall inform Unigene of any claim relating to quantitative deficiencies in any shipment of API within thirty (30) days following receipt of any shipment.  GSK shall have the right exercisable within the sixty (60) days from the delivery API to reject any such delivery of API or any part thereof upon notification in writing to Unigene if the delivery is incomplete in accordance with the terms of this Agreement or if the API does not comply with the requirements set out in Section 3.3.2.  GSK shall store the rejected API in quarantine in accordance with GSK’s procedures and provide such supporting evidence as it may have or be able reasonably to obtain for the reasons for the rejection.

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3 Aug 2011

(d)
In the event of API rejection under this Section 4.6.3, the Parties shall immediately endeavour to agree whether or not the delivery in question complies with the requirements set out in Section 3.3.2.  If the Parties fail to agree, within thirty (30) days of such GSK’s rejection, the matter of whether any supply of API supplied by Unigene to GSK is defective shall be determined by an independent Third Party (including a testing laboratory qualified to perform such testing using validated methods) approved in writing by both Parties and the decision of the independent Third Party shall be final and binding on the Parties.   The cost of the testing and evaluation by the independent Third Party shall be borne (i) by Unigene if the API in question is ultimately found to fail to meet the Specifications, or if Unigene is found not to have complied with cGMP, the Specifications, the Quality Agreement, or if the API is adulterated or misbranded; or (ii) by GSK if the API in question is ultimately found to meet the Specifications and if Supplier is not found to have failed to comply with cGMP, the Specifications, the Quality Agreement, and the API is not adulterated or misbranded.

(e)
If the Parties agree or the independent Third Party finds that any delivery of the API does not meet the Specifications, or if Unigene has not complied with cGMP, the Specifications, the Quality Agreement, or the API is adulterated or misbranded, then Unigene shall at its sole expense promptly replace the delivery of API in question and promptly collect, at its own expense, any rejected API from GSK.  If a delivery of API is found by the independent Third Party to meet the Specifications and Unigene is not found to have failed to comply with cGMP, the Specifications, the Quality Agreement, and the API is not adulterated or misbranded, GSK shall pay for such delivery of API in accordance with the payment provisions contained in this Agreement and the applicable SOW.

4.7
Certain Events.  In the event that GSK is required by the FDA, EMA or any regulatory authority or voluntarily decides to initiate a recall, withdrawal or field correction of, field alert report or comparable report with respect to, any API manufactured by Unigene and/or any Licensed Product (containing API manufactured by Unigene), GSK shall notify Unigene and Unigene shall fully cooperate with GSK, at GSK’s expense, to implement the same.  GSK shall make all contacts with regulatory authorities and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal or field correction, field alert report or comparable report, and shall make all statements to the media, including, but not limited to press releases and interviews for publication or broadcast.  Unigene agrees to make no statement to the media or any regulatory authority unless required by law, and in such event, Unigene shall collaborate with GSK on the content of any such statement.  GSK shall be responsible for all costs associated therewith unless the recall, withdrawal, or field correction, field alert report or comparable report is initiated because of Unigene’s failure to meet the Specifications, or if Unigene is found not to have complied with cGMP, the Specifications, the Quality Agreement, or if the API is adulterated or misbranded, in which case Unigene will pay for reasonable out-of-pocket costs and administrative costs actually incurred by GSK to Third Parties for transportation and destruction of the recalled Licensed Product upon receipt of substantiation of such costs.

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3 Aug 2011

4.8
Product Complaints.  GSK shall have the sole right and responsibility for interacting with the public and regulatory authorities with respect to complaints regarding the API and/or Licensed Product (containing API manufactured by Unigene).  Unigene shall fully cooperate with GSK, in investigating any such complaint to the extent that such complaint involves the manufacture of API supplied to GSK pursuant to this Agreement or Unigene’s rights and obligations under this Agreement.

4.9
Equipment.  Unigene represents and warrants that the equipment used in the provision of the Services, including the manufacture of the API, is fit for purpose and requires no further validation from GSK prior to its use.

4.10
Retention of Samples.  Unigene shall retain samples of the API in respect of the applicable SOW to enable Unigene’s subsequent testing, if required in the SOW or any laws or regulations. Notwithstanding the expiration of this Agreement or the SOW, Unigene shall retain the samples in accordance with the terms of the SOW and any law or regulations.  Unigene shall also provide all manufacturing records relating to such samples, including its raw materials, procedures and equipment used in connection with the manufacture of API, to GSK promptly upon GSK’s request.

4.11
Access during Manufacturing.  During the manufacturing of the API, Unigene shall allow GSK to have technical personnel observe any step of the development, manufacture and/or testing processes.  Any observations will be coordinated with Unigene such as to not interfere with the integrity and quality of the Services being performed and respect obligations pertaining to protecting the confidentiality of other customers’ work at the Development Facility.  Notwithstanding the above, the GSK right to observe the API manufacturing steps will not be considered a component of GSK receipt and acceptance of the API from Unigene.  Any observations under this Section 4.11 conducted by or on behalf of GSK shall not relieve Unigene from any of its obligations or liabilities under this Agreement.  GSK shall treat all information obtained during any such observation as Unigene Confidential Information in accordance with the provisions of Section 9, and GSK shall not be required to enter into any other agreement in connection with conducting such observations.  In addition, GSK agrees to comply with all corporate, security, safety and other work place policies and procedures promulgated by Unigene that are applicable to visitors generally at the Development Facility.

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3 Aug 2011

4.12	Change Control; Costs.

(a)
In the event that either Party wishes to change the Specifications or any other part of the manufacturing process referred to in the Quality Agreement, it shall notify the other Party in writing.  Thereupon, the Parties will discuss such request, including by escalation to the Joint Steering Committee, where appropriate, to make such change.

(b)
The Party requesting the relevant change shall bear the costs of any regulatory and manufacturing changes to the Specifications or the manufacturing process (unless agreed otherwise between the parties in writing) made pursuant to Section 4.12(a), including in respect of any new equipment required and of any write off of Materials, work-in-progress or API which may be required as a result of such change, provided that GSK shall not be responsible for the costs of write off of any Materials purchased in excess of those amounts needed (including amounts purchased for testing and as safety stock) to meet the production schedule set forth in the applicable SOW unless the Materials are unique to the manufacture of the API for GSK.

(c)
Prior to implementation of any change referred to in this Section 4.12, the Parties shall agree on a procedure to ensure that the change is approved by the appropriate and necessary regulatory authorities, and that Unigene is given a reasonable period of time to implement any changes which the regulatory authority(ies) may approve.

4.13
Subcontracting.  Except as set forth in the applicable SOW, Unigene shall not assign, delegate or subcontract any of its rights, duties or obligations hereunder, including, without limitation, performance of any Services under any SOW, without GSK’s prior written consent, which consent may not be unreasonably withheld or delayed.  In the case of any subcontract for which GSK issues its written consent, no use by Unigene of a Unigene subcontractor to facilitate Unigene’s performance under this Agreement shall relieve Unigene from any of its obligations or liability to GSK under this Agreement, and Unigene shall be solely responsible for the job performance, actions, and/or omissions of such Unigene subcontractor.

4.14	Provision of GSK Materials.

4.14.1
Supply of GSK Materials.  Unless otherwise agreed to in the applicable SOW, GSK will provide to Unigene, on a non-exclusive basis, the GSK Materials as identified in the applicable SOW for use only as set forth in the SOW.  Such GSK Materials will be delivered to Unigene at such time(s) and to the Development Facility as the Parties mutually agree.

4.14.2
Permitted Use and Control of GSK Materials.  Unigene shall use the GSK Materials solely for the purposes of performing the Services in accordance with this Agreement and the applicable SOW.  Unigene shall not use the GSK Materials for any other purpose without the prior written consent of GSK, which consent may be provided or withheld in GSK’s sole discretion.  Unigene shall hold all GSK Materials in accordance with quality standards that are no less stringent than GMP and shall physically segregate the GSK Materials from all other materials and products in Unigene’s possession in such a manner to prevent cross contamination, mix-ups or any defect in or adverse effect on the GSK Materials.  Unigene shall maintain control over all GSK Materials received by it hereunder and shall not distribute or release them to any person or entity other than employees of Unigene who (a) are under Unigene’s direct supervision and control and (b) have a need to access the GSK Materials in connection with Unigene’s use of the GSK Materials for the purpose of conducting the Services under the SOW.  Unigene shall not provide any such GSK Materials to any Third Party without GSK’s prior written consent, which consent may be provided or withheld in GSK’s sole discretion.  Unigene acknowledges and agrees that (i) the characteristics of the GSK Materials are not fully known or understood and that the use, handling or storage of the GSK Materials may involve risks or dangers that are not presently known or fully appreciated, and (ii) except and only to the extent necessary to fulfill the requirements of the SOW, Unigene shall not (x) reverse engineer the GSK Materials, (y) determine the structure or composition of the GSK Materials, or (z) make any derivatives of or modifications to any of the GSK Materials.

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4.14.3
Title. All rights, title, and interest in and to the GSK Materials supplied by GSK to Unigene hereunder shall remain the sole property of GSK notwithstanding the transfer to, and use, handling or storage by, Unigene hereunder of the same.  GSK does not grant to Unigene any additional rights, licenses or other privileges in or to such GSK Materials and GSK has no obligation to enter into any further agreements with Unigene with respect to the GSK Materials.

4.14.4
Return of GSK Materials.  Notwithstanding any provision in this Agreement to the contrary, Unigene shall be liable to GSK for the cost of any GSK Materials or portion thereof furnished to Unigene hereunder that is unused in the performance of the Services and not returned to GSK pursuant to Section 11.5.3.

5.	REPORTS AND OTHER INFORMATION DELIVERABLES.

5.1
Laboratory Notebooks; Records; Prompt Disclosure.  Unigene shall (a) accurately record all work conducted by Unigene in providing the Services to GSK (including all changes made in conducting process development activities and manufacturing of the API) in sufficient detail for patent and regulatory purposes and in good scientific manner, in laboratory notebooks and records, Master Batch Records, executed Batch Records and other records, and (b) maintain, in accordance with and for the period required under cGMP and all other applicable laws, complete and accurate records pertaining to the methods and facility used for the process development, manufacture, processing, testing, packing, labeling, holding and distribution of the API (Section 5.1(a) and Section 5.1(b) collectively referred to herein as the “Records”).  Unigene shall furnish to GSK copies of all Records at no additional cost to GSK promptly upon GSK’s request.  Unigene shall keep and maintain complete and accurate Records of all Services rendered by Unigene hereunder for the periods set forth as follows:

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(a)
Development Reports:  Development reports that are specified in SOW One shall be retained for a period of thirty (30) years, or transferred to GSK for placement in GSK PIER document repository for thirty (30) year retention.

(b)	Regulatory Documents: Seven (7) years after life of the product line.
(c)	Laboratory Notebooks and Supplementary Data: Sixty-Five (65) years.

5.2
Reports.  Unigene shall report the results of the Services under each SOW to GSK informally on a regular basis, through monthly conference calls unless otherwise agreed by the Parties, and shall provide to GSK all reports setting forth all information required by such SOW and the information and documents required pursuant to Section 5.3 hereof (collectively, the “Reports”) according to the schedule set forth in such SOW, which Reports shall include, unless otherwise set forth in the SOW, (i) written monthly reports to communicate progress, problems and plans for the performance of the applicable Services, and (ii) a final written report setting forth the complete results of the Services performed, including, if applicable, the manufacturing procedures and the analytical testing methods developed by Unigene for manufacturing the Licensed Product, within thirty (30) days after the completion of such Services, or the earlier termination of such SOW or of this Agreement.

5.3
Assistance with Regulatory Filing.  To the extent and at the cost specified in an SOW, Unigene shall prepare and provide to GSK a report describing the manufacturing processes for the API and/or Licensed Product (including any changes to the analytical methods) used in the Development Facility for GSK’s use in updating the CMC Section of the applicable IND or NDA.

6.	DELIVERY TERMS.

6.1
Shipping and Delivery.  Unless otherwise specified in the applicable SOW, the API shall be delivered FCA (Incoterms 2000) the Development Facility to a facility of GSK or a Third Party as designated by GSK, except with regard to risk of loss, which shall be as set forth in Section 6.2 below.  Unigene shall furnish a commercial invoice to GSK with respect to each shipment in accordance with Section 7.1.  GSK shall bear all shipping costs, insurance costs, excise duties and other taxes in respect of each shipment of API.

6.2
Title and Risk of Loss.  Title to and risk of loss with respect to all API shall pass from Unigene to GSK when the API is placed in the possession of the carrier at the Development Facility for delivery to GSK or its designated Third Party.  GSK shall be responsible for insuring each shipment of API against risk of loss.  If any API, or portion thereof, is rejected, and such rejected API is returned to Unigene, then title and risk of loss with respect to the rejected API shall pass from GSK to Unigene when such rejected API is placed in the possession of the carrier for return to Unigene or for shipment on behalf of Unigene to a destination designated by Unigene.

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3 Aug 2011

7.	BUDGETS AND PAYMENTS.

7.1
Budget and Payment Schedule.  A fee schedule setting forth the fees to be paid by GSK for Services to be performed under each SOW shall be attached as a schedule to such SOW (the “Budget and Payment Schedule”).  Unigene agrees to issue invoices for such fees in accordance with this Agreement and the guidelines set forth in each Budget and Payment Schedule.

7.2
Payment; Invoices.  In full consideration for the Services to be performed by the Unigene, GSK shall pay Unigene in accordance with the Budget and Payment Schedule in the applicable SOW.  Unless otherwise agreed to by the Parties in the applicable SOW, Unigene will invoice GSK for the Services upon completion of each milestone (deliverable) as set forth in the applicable SOW and GSK shall pay such invoice within thirty (30) days after the receipt of such invoice, except with respect to Services (including, without limitation, API and/or Licensed Product) that are rejected by GSK pursuant to the terms of this Agreement.  Each invoice shall provide sufficient detail to permit GSK to identify the Services performed, including the completed milestone(s).  Any tax, duty or other levy paid or required to be withheld by GSK under this Agreement shall be deducted from the amount of payments otherwise due, provided that GSK shall make such deductions only to the minimum extent required by the relevant jurisdiction.  GSK shall secure and send to Unigene proof of any such taxes, duties or other levies withheld and paid by GSK for the benefit of Unigene, and cooperate at Unigene’s reasonable request to ensure that amounts withheld are reduced to the fullest extent permitted by the relevant jurisdiction.

8.	ACCESS; AUDIT RIGHTS.

8.1
EHS Audit Rights.  GSK shall have the right to once per calendar year audit and inspect those portions of the Development Facility used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of API and/or Materials, for purposes related to an environmental, health and safety audit and inspection.

8.2
Quality Audit and Inspection Rights.  GSK shall have the right to once per calendar year, as otherwise permitted in the Quality Agreement, or more frequently if there is reasonable cause, audit and inspect those portions of the Development Facility used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of API and/or Materials, for purposes of compliance with cGMP, and any other applicable laws or regulations.  GSK shall have the right to audit and inspect all inventory of Product and Materials contained at the Development Facility.

8.3
Procedure for the Conduct of Audits and Inspections.  The dates and duration of any audit or inspection conducted pursuant to Section 8.1 or Section 8.2 shall be mutually agreed in advance, except as otherwise provided under the Quality Agreement.  Such audits or inspections shall occur during normal business hours and shall be requested by GSK at least five (5) business days in advance.  GSK’s audit and inspection rights under this Section 8 shall not extend to any portions of the Development Facility, documents, records or other information which do not relate to the API or Materials.  In the event that Third Party information is included in materials that are otherwise subject to GSK review, Unigene may redact information relating to Third Parties and their respective product or materials from any documents disclosed to GSK in connection with GSK’s exercise of its audit and inspection rights.  GSK shall treat all information obtained during any such audit and inspection as Unigene Confidential Information in accordance with the provisions of Section 9 and GSK shall not be required to enter into any other agreement in connection with conducting such observations.  In addition, GSK agrees to comply with all corporate, security, safety and other work place policies and procedures promulgated by Unigene that are applicable to visitors generally at the Development Facility.

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3 Aug 2011

8.4
Documentation.  Each Party shall maintain, in accordance with and for the period required under cGMPs, and any other applicable legal or regulatory requirement, complete and adequate records pertaining to the methods and facilities used for compliance with cGMPs, and manufacture, processing, and testing of API.

9.
CONFIDENTIALITY.  The Parties acknowledge and agree that each Party’s rights and obligations with respect to Confidential Information under this Agreement shall be governed by and as provided in the License Agreement.

10.
INTELLECTUAL PROPERTY.  The Parties acknowledge and agree that each Party’s rights and obligations with respect to intellectual property and Inventions under this Agreement shall be governed by and as provided in the License Agreement.

11.	TERM AND TERMINATION.

11.1
Term.  This Agreement is effective as of the Effective Date and shall continue in full force for two (2) years (the “Term”), unless earlier terminated as set forth in Section 11.3, Section 11.4 or Section 11.5.  In the event this Agreement is terminated, all of the SOWs then in effect shall also terminate unless both Parties agree otherwise in writing.  In the event that the Parties agree that one or more of the SOWs do not terminate as set forth in the preceding sentence, then the terms and conditions of this Agreement shall continue in full force, and shall continue to apply, with respect to such SOW(s) for the respective SOW Term(s) (as defined in Section 11.2).

11.2
SOW Term.  Each SOW shall be effective as of the date set forth in the applicable SOW and shall continue in full force and effect until the earlier of (i) completion of all Services under such SOW, including, without limitation, the delivery of all Reports with respect to such Services, or (ii) termination of the SOW in accordance with the terms of this Agreement or the applicable SOW (each, an “SOW Term”).

11.3
Termination for Breach.  Each Party shall have the right to terminate this Agreement for the other Party’s uncured material breach of this Agreement or the License Agreement, such termination right to be exercised in the manner set forth in Section 10.2 of the License Agreement.

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3 Aug 2011

11.4	Termination of Agreement by GSK. This Agreement or any SOW may be terminated by GSK, in its absolute and sole discretion for any reason or no reason, upon five (5) days written notice to Unigene.

11.5	Effects of Termination.

11.5.1
If either GSK or Unigene terminates this Agreement or any SOW, Unigene shall cease performing any Services under all applicable SOWs as soon as is reasonably practicableand shall not initiate any new activities under any SOW.

11.5.2
If GSK terminates this Agreement or any SOW in accordance with Section 11.4, or if Unigene terminates this Agreement in accordance with Section 11.3, Unigene shall recover as its sole remedy, and GSK shall pay to Unigene, payment for Services performed pursuant to the requirements of this Agreement and the applicable SOW(s), in accordance with the fee schedule in the applicable SOW, as well as the costs of Materials (limited to the cost of the Materials purchased by Unigene solely for purposes of rendering the Services under the applicable SOW, but only to the extent Unigene is unable to return the Materials to the suppliers and/or use the Materials for other projects), work-in-progress and API manufactured or in the process of being manufactured pursuant to the applicable SOW, to the extent not previously paid by GSK. For any Services performed but not yet completed at the time of termination, Unigene shall be entitled to recover a pro-rata portion of the reasonable, documented estimate of the cost associated with the portion of the Services actually performed based upon the Deliverables, Timing of Deliverables and the Budget and Payment Schedule in the applicable SOW. Unigene waives and forfeits all other claims for payment and damages under this Agreement, including without limitation, anticipated profits or revenue, lost business opportunity, or other economic loss arising out of or resulting from such termination.

11.5.3
Upon termination or expiration of this Agreement or an SOW, Unigene shall, upon GSK’s request, return to GSK all unused GSK Materials.  The return of the GSK Materials as required under this Section 11.5.3 shall be accomplished within thirty (30) days of GSK’s request.  Unigene shall have no right to retain any unused GSK Materials thereafter.  Any costs related to the return of the GSK Materials to GSK shall be borne by GSK.

11.5.4
Termination or expiration of this Agreement for any reason shall not relieve the Parties of any obligation accruing prior thereto, including, but not limited to, the confidentiality and proprietary ownership provisions herein and any obligation to pay amounts owed hereunder, and shall be without prejudice to the rights and remedies of either Party with respect to the antecedent breach of any of the provisions of this Agreement, and shall not relieve either Party of any representations or warranties or obligations that expressly survive any expiration or termination of this Agreement.

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3 Aug 2011

12.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

12.1	Representations, Warranties and Covenants of Unigene.

12.1.1	The representations and warranties of Unigene under Section 7.1.3 of the License Agreement are hereby incorporated by reference;

12.1.2
Unigene represents and warrants that it has not and shall not use in any capacity the services of any persons debarred or convicted under 21 U.S.C. § 335a(a) or 335(b) in connection with the performance of Services;

12.1.3
Unigene shall hold during the Term all licences (including any manufacturing license), permits and similar authorizations required by statutory authority and any other regulatory authority to perform its obligations under this Agreement;

12.1.4	Environmental warranties and compliance:

(a)
Unigene shall ensure the development, manufacture and supply of Deliverables (including, without limitation, API) by Unigene at the Development Facility are in compliance with all environmental laws, and shall promptly correct any non-compliance; and

(b)	Unigene shall be solely responsible for all environmental losses at the Development Facility incurred during the performance of this Agreement.

12.1.5	Hazardous Materials and waste:

(a)
Unigene is solely responsible at its own cost for the generation, collection, storage, handling, transportation, and movement of all Hazardous Materials (as defined below) and waste at the Development Facility, as applicable, in compliance with applicable environmental laws as well as the investigation, remediation and monitoring of release or threatened release of Hazardous Materials from the Development Facility.  For purposes of this Agreement, “Hazardous Materials” shall mean any pollutant, or any hazardous, toxic, radioactive, noxious, corrosive or caustic substance, whether in solid, liquid or gaseous form which alone or in combination with others is capable of causing harm to the environment;

(b)
Unigene shall without limitation prepare, execute and maintain, as the generator of waste from the Development Facility, all registrations, notices, shipping documents, transfer notes and manifests required under applicable environmental laws; and

(c)
Unigene hereby releases GSK from any liability and waives any claim, pursuant to any applicable laws as may be permitted for any environmental loss arising out of the management of Unigene’s waste at the Development Facility.

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3 Aug 2011

12.2	Representations, Warranties and Covenants of GSK. The representations and warranties of GSK under Section 7.1.3 of the License Agreement are hereby incorporated herein by reference.

12.3
DISCLAIMER.  THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE SERVICES UNDER THIS AGREEMENT WILL BE SUCCESSFUL.

12.4
DISCLAIMER OF CONEQUENTIAL DAMAGES.   IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES UNDER THIS AGREEMENT, PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO CLAIM ARISING FROM (A) EITHER PARTY’S  OBLIGATIONS TO INDEMNIFY THE OTHER PARTY FOR THIRD-PARTY CLAIMS PURSUANT TO SECTION 13.1 AND SECTION 13.2 OF LIABILITY, (B) ANY WILLFUL MISCONDUCT BY EITHER PARTY, OR (C) A BREACH BY EITHER PARTY OF SECTION 9.

13.	INDEMNIFICATION.

13.1
Indemnification of GSK.  Unigene shall indemnify and hold harmless GSK and its Affiliates, and their respective directors, officers, employees, agents and counsel, and the successors and assigns of the foregoing (the “GSK Indemnitees”), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys’ and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a GSK Indemnitee, arising from or occurring as a result of: (i) Unigene’s breach of any of its covenants, obligations, representations or warranties under this Agreement and the applicable SOW, (ii) the performance of the Services by or on behalf of Unigene, including, without limitation, the failure of the Services to conform to the Specifications or any API to be manufactured in accordance with the Specifications, the Quality Agreement, cGMP, and applicable laws and regulations; (iii) any adulteration or misbranding of the API supplied hereunder while in Unigene’s possession or at any time prior to delivery to the carrier pursuant to Section 6.2; or (iv) the gross negligence or willful misconduct of Unigene.  The foregoing indemnity under this Section 13.1 shall not (a) apply to the extent that GSK is obligated to indemnify Unigene under Section 13.2 below, and (b) include any lost profits or consequential damages.

13.2
Indemnification of Unigene.  GSK and its Affiliates and sublicensees shall indemnify and hold harmless Unigene and its Affiliates and their respective directors, officers, employees, agents and counsel and the successors and assigns of the foregoing (the “Unigene Indemnitees”), from and against any and all liabilities, damages, costs or expenses (including reasonable attorneys’ and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a Unigene Indemnitee, arising from or occurring as a result of: (i)  GSK’s breach of any its covenants, obligations, representations or warranties under this Agreement and the applicable SOW; (ii) any violation of applicable laws or regulations by GSK in performing its obligations under this Agreement and the applicable SOW; (iii)  any adulteration or misbranding of the API supplied hereunder while in GSK’s possession or at any time after to delivery to the carrier pursuant to Section 6.2; or (iv) the gross negligence or willful  misconduct of GSK.  The foregoing indemnity under this Section 13.2 shall not (a) apply to the extent that Unigene is obligated to indemnify GSK under Section 13.1 above, and (b) include any lost profits or consequential damages.

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3 Aug 2011

13.3
Procedure.  A Party (the “Indemnitee”) that intends to claim indemnification under this Section 13 shall promptly notify the other Party (the “Indemnitor”) in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, sublicensees or their directors, officers, employees, agents or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties.  The indemnity agreement in this Section 13 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably.  The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such loss, claim, damage, liability or action, if prejudicial to its ability to defend such loss, claim, damage, liability or action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 13.  At the Indemnitor’s request, the Indemnitee under this Section 13, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any loss, claim, damage, liability or action covered by this indemnification and provide full information with respect thereto.

14.	MISCELLANEOUS.

14.1	Assignment. The Parties acknowledge and agree that each Party’s rights and obligations with respect to assignment under this Agreement shall be governed by and as provided in the License Agreement.

14.2
Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, without limitation, any creditor of either Party hereto.  No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

14.3
Entire Agreement.  This Agreement and the License Agreement constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersedes and terminates all prior or contemporaneous understandings or agreements, whether written or oral, between GSK and Unigene with respect to such subject matter.  No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

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3 Aug 2011

14.4
Survival.  The following provisions shall survive termination or expiration of this Agreement:  Sections 4.2, 4.6, 4.7, 4.8, 4.10, 4.14, 5.1, 5.2, 7.1, 7.2, 8.4, 9, 10, 11.5, 12, 13 and 14, and any other provision that is necessary to interpret the respective rights and obligations of the Parties hereunder.

14.5
Further Assurances.  From time to time after the Effective Date, each Party shall execute, acknowledge and deliver to the other Party any further documents, assurances, and other matters, and will take any other action consistent with the terms and conditions of this Agreement, that may reasonably be requested by the other Party and necessary or desirable to carry out the purpose of this Agreement.

14.6
Notices.  Any notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified air mail, return receipt requested, postage prepaid, or by facsimile (confirmed by prepaid registered or certified air mail letter or by international express delivery mail) (e.g., FedEx)), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties, or such other address as may be specified in writing to the other Parties hereto:

if to GSK:	GlaxoSmithKline
709 Swedeland Road
P.O. Box 1539
King of Prussia, PA 19406-0939
Attention: Senior Vice President, Worldwide Business Development
Facsimile: 610-270-5880

With copies (which shall not constitute notice) to:

GlaxoSmithKline
2301 Renaissance Boulevard
Mailcode RN0220
King of Prussia, PA 19406-2772
Attention: Vice President and Associate General Counsel, Business Development Transactions
Facsimile: 610-787-7084

GlaxoSmithKline LLC
Five Moore Drive
Research Triangle Park, NC 27709-3398
Attention: Vice President, Associate General Counsel
Legal Operations - GMS
Facsimile: (919) 483-2881

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3 Aug 2011

if to Unigene:	Unigene Laboratories, Inc.
81 Fulton Street
Boonton, NJ 07005
Attention: Chief Executive Officer
Telephone: 973-265-1100 Ext. 220
Telecopy 973-335-0972

with copy to:	Unigene Laboratories, Inc.
Corporate Legal Dept.
81 Fulton Street
Boonton, NJ 07005
Attention: General Counsel
Telephone: 973-265-1100 Ext. 204
Telecopy: 973-335-0972

14.7
Severability.  In the event that any provision of this Agreement is held to be void or unenforceable by a court of competent jurisdiction, such finding shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions shall remain in full force and effect.  Upon any such determination, the Parties shall make such amendments to this Agreement as necessary to remove the invalid or unenforceable part of any such provision but otherwise achieve, to the maximum extent permissible, the economic, legal, and commercial intent and objectives of the original provision.

13.8
Remedies.  Except as expressly set forth in this Agreement, none of the remedies set forth in this Agreement and the SOWs is intended to be exclusive, and each Party shall have available to it all remedies available under law or in equity.

14.9
Force Majeure.  Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, terrorism, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party.  The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.  If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution including the possible termination of this Agreement.

14.10
Waiver.  Failure or delay by either Party in exercising or enforcing any provision, right, or remedy under this Agreement or the SOWs shall not be deemed a waiver thereof, nor shall a waiver by either Party in one or more instance be construed as constituting a continuing waiver or as a waiver in other instances, nor prevent the subsequent exercise of that or any other right or remedy.  To be effective any waiver must be in writing.

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3 Aug 2011

14.11
Interpretation.  The headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including, but not limited to,” or “including, without limitation,” and (e) “hereunder,” “herein,” “hereto” and “hereof” relate to this Agreement.  Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

14.12
Independent Contractors.  Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute GSK or Unigene as partners or joint venturers in the legal sense.  No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

14.13
Public Announcement.  The Parties acknowledge and agree that each Party’s rights and obligations with respect to public announcement under this Agreement shall be governed by and as provided in the License Agreement.

14.14
Governing Law.  This Agreement shall be deemed to have been made in the Commonwealth of Pennsylvania, U.S.A., and its form, execution, validity, construction and effect shall be determined in accordance with, and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to conflicts of laws principles.

14.15
Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

14.16
Dispute Resolution.  Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, such dispute shall be resolved as provided in Section 11.5 of the License Agreement.

14.17
Counterparts.  This Agreement and any amendment hereto may be executed in any number of counterparts, including electronic or facsimile counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

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3 Aug 2011

[Signature Page to Development Services and Clinical Supply Agreement]

IN WITNESS WHEREOF, the Parties hereto, by their authorized officers, have executed this Agreement as of the Effective Date.

GLAXOSMITHKLINE LLC		UNIGENE LABORATORIES, INC.

By:	/s/ Carlo Russo, MD	By:	/s/ Ashleigh Palmer

Name:	Carlo Russo, MD	Name:	Ashleigh Palmer

Title:	SVP, Biopharm Development	Title:	CEO

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3 Aug 2011

SCHEDULE 2.1

Form Statement of Work

This Statement of Work (this “SOW”) under the Development Services and Clinical Supply Agreement (the “Agreement”), is entered into this 3rd day of August, 2011 (the “SOW Effective Date”), by and between GlaxoSmithKline LLC, a Delaware limited liability company (“GSK”) and Unigene Laboratories, Inc., a Delaware corporation (“Unigene”).  The terms and conditions of the Agreement are hereby incorporated herein by reference.  In the event of a conflict between the Agreement and this SOW, the terms of the Agreement shall prevail, unless this SOW expressly references the specific provision in the Agreement to be modified by this SOW.  All capitalized terms that are used but not defined in this SOW shall have the respective meanings given to them in the Agreement.

A.	Description of Services. See attached Appendix 1.

B.	Deliverables; Timing of Deliverables; Budget and Payment Schedule. See attached Appendix 2.

C.	Specifications. See attached Appendix 3.

D.	Quality Agreement. See attached Appendix 4.

E.	Development Facility.

[Insert complete address, including country – no P.O. Boxes]

F.	GSK Project Manager.

G.	Unigene Project Manager.

H.	GSK Materials.

The following GSK Materials will be provided by GSK to Unigene solely for use in connection with the Services:

IN WITNESS WHEREOF, the parties hereto have duly executed this Statement of Work as of the SOW Effective Date by their authorized representatives.

GLAXOSMITHKLINE LLC		UNIGENE LABORATORIES, INC.

By:	/s/ Carlo Russo, MD	By:	/s/ Ashleigh Palmer

Name:	Carlo Russo, MD	Name:	Ashleigh Palmer

Title:	SVP, Biopharm Development	Title:	CEO

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3 Aug 2011
Appendix 1 to Schedule 2.1

Description of Services

[Describe the tasks, methods, procedures and protocols of the Services.]

1.           [Provide a description of Services to be performed.]
2.           [Provide list of Key Activities]
3.           [Provide list of documentation/information deliverables]

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3 Aug 2011

Appendix 2 to Schedule 2.1

Deliverables; Timing of Deliverables; Budget and Payment Schedule

A list of Milestones (Deliverables) and due dates are shown in the table below.

	MILESTONE DESCRIPTION	DUE DATE	PAYMENT
(1)
(2)
(3)
(4)
(5)
(6)
(7)

		Total Payment	$

Each of the Deliverable payments set forth above shall be payable one time only regardless of the number of times the designated activities are performed.

The maximum price payable by GSK to Unigene as compensation for the full and complete performance of Services related to this Statement of Work shall not exceed $________.  GSK shall not be liable to Unigene for any additional costs unless agreed to in writing by GSK.

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Appendix 3 to Schedule 2.1

Specifications

See attached Specifications.

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3 Aug 2011

Appendix 4 to Schedule 2.1

Quality Agreement

See attached Specifications.
  .

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3 Aug 2011

EXHIBIT A

STATEMENT OF WORK ONE

This Statement of Work One (this “SOW One”) under the Development Services and Clinical Supply Agreement (the “Agreement”), is entered into this 3rd day of Aug, 2011 (the “SOW One Effective Date”), by and between GlaxoSmithKline LLC, a Delaware limited liability company (“GSK”) and Unigene Laboratories, Inc., a Delaware corporation (“Unigene”).  The terms and conditions of the Agreement are hereby incorporated herein by reference.  In the event of a conflict between the Agreement and this SOW One, the terms of the Agreement shall prevail, unless this SOW One expressly references the specific provision in the Agreement to be modified by this SOW One.  All capitalized terms that are used but not defined in this SOW One shall have the respective meanings given to them in the Agreement.

A.	Description of Services. See attached Appendix 1.

B.	Deliverables; Timing of Deliverables; Budget and Payment Schedule. See attached Appendix 2.

C.	Specifications. See attached Appendix 3.

D.	Quality Agreement. See attached Appendix 4.

E.	Development Facility.

83 Fulton Street
Boonton, New Jersey 07005

F.	GSK Project Manager.

***

G.	Unigene Project Manager.

***

H.	GSK Materials.

***

I.
Limitation of Liability.  EXCEPT FOR CLAIMS ARISING IN CONNECTION WITH: (A) EITHER PARTY’S  OBLIGATIONS TO INDEMNIFY THE OTHER PARTY FOR THIRD-PARTY CLAIMS PURSUANT TO SECTION 13.1 AND SECTION 13.2 OF LIABILITY, (B) ANY WILLFUL MISCONDUCT BY EITHER PARTY, OR (C) A BREACH BY EITHER PARTY OF SECTION 9, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF UNIGENE OR GSK (INCLUDING UNIGENE’S OR GSK’S AFFILIATES AND ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) UNDER OR IN RELATION TO THIS STATEMENT OF WORK ONE EXCEED THE TOTAL CONTRACTED AMOUNT UNDER THE STATEMENT OF WORK ONE.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Statement of Work One as of the SOW One Effective Date by their authorized representatives.

GLAXOSMITHKLINE LLC		UNIGENE LABORATORIES, INC.

By:	/s/ Carlo Russo, MD	By:	/s/ Ashleigh Palmer

Name:	Carlo Russo, MD	Name:	Ashleigh Palmer

Title:	SVP, Biopharm Development	Title:	CEO

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3 Aug 2011

Appendix 2 to Exhibit A
(Statement of Work One)

Description of Services

***1

1 This omission represents approximately 2 pages of text.

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3 Aug 2011

Appendix 2 to Exhibit A
(Statement of Work One)

Deliverables; Timing of Deliverables; Budget and Payment Schedule

***2
Stage A Total Cost                                $2,224,208

2 This omission represents approximately 3 pages of text.

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3 Aug 2011

 Appendix 3 to Exhibit A
(Statement of Work One)

Specifications

INTENTIONALLY OMITTED – NOT APPLICABLE TO SOW ONE.

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3 Aug 2011

Appendix 4 to Exhibit A
(Statement of Work One)

Quality Agreement

INTENTIONALLY OMITTED – NOT APPLICABLE TO SOW ONE.